Exhibit 10.3

SECURITY AGREEMENT

(Membership Interests)

THIS SECURITY AGREEMENT (this “Security Agreement”) dated as of July 12, 2012, is made by JP ENERGY PARTNERS LP, an Arizona limited partnership, ESTELLE GREEN, RICHARD KALAU JONES, JEREMY STAAT, and LUKE ESTES, as Members (each individually and collectively “Grantor”), and agreed to and acknowledged by PATRICK SHUDAK, as Manager, for the benefit of SOLAR POWER, INC., a California corporation (“Secured Party”).

PRELIMINARY STATEMENT

1. Pursuant to that certain Solar Development and Acquisition and Sale Agreement (Amended and Restated) dated effective June 7, 2012 (“Purchase Agreement”) by and between Secured Party and SOLAR HUB UTILITIES, LLC, a Hawaii limited liability company (“Seller”), Secured Party has agreed to extend funds to Seller, as further evidenced by that certain Secured Promissory Note dated July 12, 2012 (“Note”) by Seller in favor of Secured Party in the maximum principal amount of Nine Million Dollars ($9,000,000) (collectively, the “Loan”).

3. Grantor is comprised of all of the members of Seller owning one hundred percent (100%) of the membership interests in Seller.

4. As a condition of the Loan, Secured Party has required that Grantor grant, hypothecate and pledge to Secured Party, a first priority security interest in all of its membership interests in Seller.

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to make the Loan, and to secure the payment and performance of the obligations of Seller under the Note and Purchase Agreement, Grantor hereby covenants and agrees as follows:

Section 1. Security Interest.

(a) Creation of Security Interest. Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the collateral described in Section 1(b) herein below (the “Collateral”) to secure the payment of the Loan and the performance of the obligations of Seller described in the Note and Purchase Agreement. The security interest granted hereunder shall, except as otherwise provided herein, be governed by and interpreted in accordance with the provisions of the Uniform Commercial Code as adopted in the State of California (the “UCC”).

(b) Description of Collateral. The Collateral pledged under this Security Agreement is:

(i) All right, title and membership interest of Grantor in Seller (the “Membership Interest”), including, without limitation, all interest of Grantor in and to the Operating Agreement of Seller dated as of February 25, 2011 (as the same may be amended, restated or otherwise modified from time to time, the “Operating Agreement”), and its interest in the income, distributions, repayment of capital contributions, deductions, losses, tax benefits, payments, sums, fees and voting rights of Grantor pursuant to the Operating Agreement and all books and records pertaining to any of the Collateral;

(ii) All certificates, documents and instruments representing or evidencing ownership of the foregoing Collateral described in subsection (i) above and all proceeds of such Collateral, including, without limitation, cash, property (including real and personal property) and other distributions, dividends, securities, rights and other property now or hereafter at any time or from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Collateral;

(iii) All options and other rights to subscribe for or purchase voting or nonvoting interests (including Membership Interest) in Seller, and all benefits to be derived therefrom, whether now existing or hereafter arising during the term of this Security Agreement with respect to any of the foregoing Collateral described in subsections (i) and (ii) above;

(iv) All substituted or additional collateral required to be supplied under the terms of this Security Agreement; and

(v) The proceeds of all of the foregoing Collateral described in subsections (i) through (iv) above.

(c) Secured Obligations. This Security Agreement secures the prompt payment and performance of all the obligations and all renewals, extensions, increases, modifications, rearrangements, amendments and/or supplements thereto, under the Loan, this Security Agreement and the Note and Purchase Agreement, whether for principal, interest, fees, commissions, expenses or otherwise (all such obligations being the “Obligations”).

(d) Protection of Security Interest. Secured Party shall have the right at any time to make any payments and to perform any other acts Secured Party shall deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Secured Party appears to be prior to or superior to the security interest granted hereunder, and to appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys’ fees. Grantor authorizes Secured Party to file a financing statement describing the Collateral. Grantor hereby agrees that Grantor shall be bound by any such payment made or act taken by Secured Party hereunder and shall reimburse Secured Party for all payments made and expenses incurred, which amounts shall be secured under this Security Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

Section 2. Warranties and Representations. Grantor hereby represents and warrants as follows:

(a) Rights of Grantor. Grantor has all rights to own, operate or hold the properties and assets it owns, operates or holds, including the Collateral. Grantor’s exact legal name is as set forth in the first paragraph of this Security Agreement.

(b) Title to Membership Interest. Grantor has good and marketable title to the Membership Interest held in Grantor’s name, free and clear of any liens or encumbrances, and has the right to pledge the same to Secured Party without the consent of any party. There are no outstanding restrictions, purchase agreements, subscriptions, options or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any interest in Seller or Grantor.

Section 3. Affirmative Covenant. Grantor covenants that, so long as any of the Obligations remain outstanding and this Security Agreement remains in effect:

(a) Delivery of Collateral; Additional Collateral. Grantor will deliver to Secured Party each item of Collateral capable of physical delivery, if possession of the same is necessary to perfect a security interest therein, immediately upon acquisition thereof, and will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. If, while this Security Agreement is in effect, additional Membership Interests are created or otherwise issued by reason of any internal reorganization, consolidation or other similar change in partnership structure as may be expressly permitted under the Note and Purchase Agreement, including the creation of any subscription or other rights or other Collateral as defined herein, is declared or made, or proposed to be declared or made, by Seller or its Members, all substituted and additional Membership Interests or other Collateral shall be deemed to be assigned, pledged and transferred to Secured Party, to be held as additional Collateral under the terms of this Security Agreement in the same manner as and as a part of the existing Collateral. No supplemental or additional interests in Seller shall be created (whether by sale, transfer, reorganization, reclassification or otherwise) during the term of this Security Agreement, except as may be expressly contemplated in the Note and Purchase Agreement, without the prior written consent of Secured Party.

(b) Perfection of Security Interest. Grantor will, promptly upon request by Secured Party, procure or execute and deliver any documents, deliver to Secured Party any instruments, give any notices, execute any proxies, execute and file any financing statements or other documents, all in form reasonably satisfactory to Secured Party, and take any other actions which are reasonably necessary or, in the reasonable judgment of Secured Party, desirable to perfect or continue the perfection and first priority of Secured Party’s security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons or to effect the purposes of this Security Agreement, and will pay all costs incurred in connection therewith.

(c) Impositions on Collateral. Grantor will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid charges whatsoever. Notwithstanding the foregoing, Grantor shall have the right to contest the amount and validity of any such tax or assessment by appropriate proceedings conducted in good faith and with due diligence so long as such proceedings operate to suspend or defer the payment thereof and so long as the Collateral is not exposed to being forfeited or lost by reason of such proceedings.

(d) Notice of Security Interest; Delivery of Certificates. If, with or without Secured Party’s consent, any of the Collateral shall be converted into or be evidenced by an instrument or a certificated security (as such terms are defined in the UCC), the perfection of which requires possession by Secured Party, then Grantor shall promptly delivery same to Secured Party, accompanied by transfer powers and assignments with respect thereto, endorsed in blank, in order to permit Secured Party to effect transfer of registration of such instruments or securities to Secured Party or its nominees as permitted hereunder without further action by Grantor.

Section 4. Negative Covenants. Grantor covenants that until the Obligations of Seller have been fully paid and discharged and this Security Agreement has been terminated:

(a) Further Encumbrance or Transfer of Collateral. Grantor will not, in any way, hypothecate or create or permit to exist any lien, security interest or encumbrance on or other interest in the Collateral except that created by this Security Agreement, nor will Grantor sell, transfer, assign, exchange or otherwise dispose of the Collateral or any interest therein, except as contemplated under the Note and Purchase Agreement. If any Collateral, or any interest therein, is sold, transferred, assigned, exchanged or otherwise disposed of in violation of these provisions, the security interest of Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition and Grantor will hold the proceeds thereof in a separate account for Secured Party’s benefit and will, at Secured Party’s request, transfer such proceeds to Secured Party’s possession.

(b) Impairment of Security Interest. Grantor shall not change the state of its residence or change its legal name. Grantor shall take no action which would impair Secured Party’s security interest in the Collateral or the enforcement thereof.

Section 5. Authority; Distribution. So long as no Event of Default, and no condition or event which with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred or exist under this Security Agreement, Grantor shall have:

(a) Voting Rights; Powers. All voting rights with respect to Membership Interest and all other rights and powers conferred under Seller’s operating agreement to act as a member, subject only to the limitations contained in the Note and Purchase Agreement; and

(b) Distributions. The right to receive and retain all distributions made by Seller pertaining to the Collateral which are otherwise permitted under the Note and Purchase Agreement.

If an Event of Default has occurred and remains uncured, Secured Party shall have the right, at Secured Party’s option, to exercise all voting rights of Grantor and the right to receive all such distributions of Grantor’s property to be held as Collateral or to be applied to payment of the Obligations.

Section 6. Defaults and Remedies.

(a) Events of Default. The occurrence of any one or more of the following events or conditions shall constitute a default (an “Event of Default”) under this Security Agreement:

(i) There occurs an Event of Default under the Note or Purchase Agreement or the Security Agreement (Assets) (as defined in the Purchase Agreement);

(ii) Grantor makes or has made or furnishes or has furnished any warranty, representation or statement to Secured Party in connection with this Security Agreement which is or was false or misleading in any material respect when made or furnished;

(iii) Grantor violates, breaches or otherwise defaults in the performance of any covenant, obligation or undertaking of Grantor under this Security Agreement and such violation, breach or default continues for 10 days after written notice to Grantor specifying such violation, breach or default;

(iv) Any lien or encumbrance other than that created by this Security Agreement is placed on the Collateral or any portion thereof and is not discharged or superseded within 10 days of the imposition thereof, or the Collateral or any portion thereof is seized, attached, garnished or subjected to levy of execution or any similar legal process;

(v) Grantor becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing to insolvency or its present or prospective inability to pay its debts generally as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of its creditors, convenes or proposes to convene a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposes any such moratorium, extension or composition or commences or proposes to commence any delinquency, bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors; or

(vi) Grantor fails to obtain the dismissal, within 90 days after the commencement thereof, of any delinquency, bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, fails actively to oppose any such proceedings or, in any such proceedings, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts.

(b) Remedies. Upon the occurrence of an Event of Default, Secured Party may, at its option, without further notice to or demand upon Grantor, do any one or more of the following:

(i) Take possession of all items of Collateral hereunder not then in its possession and require Grantor or the parties in possession thereof to deliver such Collateral to Secured Party at one or more locations as Secured Party shall designate;

(ii) Transfer the Collateral, or any portion thereof, upon the books and records of Seller to the name of Secured Party or its designee, in accordance with Section 7 below;

(iii) Exercise any or all of the rights and remedies provided for by the applicable provisions of the UCC and recover the costs and reasonable attorneys’ fees incurred by Secured Party in the enforcement of this Security Agreement or in connection with the Grantor’s redemption of the Collateral;

(iv) Designate a successor managing member of Seller, which may, at Secured Party’s option, be a receiver appointed by a court of competent jurisdiction;

(v) Sell the Collateral, or any portion thereof, at any public or private sale or on any securities exchange or other recognized market, for cash, upon credit or for future delivery, as Secured Party shall deem appropriate. Secured Party shall be entitled at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Secured Party that the Collateral may be offered and sold without registration under any applicable state or federal securities law, including the Securities Act of 1933, and, upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to meet the requirements to purchase securities under any available exemption under state law and federal law or any regulation promulgated pursuant thereto. If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Collateral. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of Grantor and Grantor hereby waives, to the full extent permitted by law, all rights of redemption, stay and/or appraisal which Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall give Grantor at least 10 days’ written notice of any public sale or the date on or after which a private sale may be made. Such notice, in case of a public sale, shall state the time and place fixed for such sale. Any public sale shall be held at such time or times during ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any private or public sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate lots, as Secured Party shall determine. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the Collateral at any public sale or sale in any recognized market. Secured Party shall not be obligated to sell any Collateral if it shall determine not to do so, notwithstanding that notice of sale of Collateral shall have been given. Secured Party may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, and Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral purchased. In case of any such failure, such Collateral may be sold again upon like notice. The parties hereto agree that the method, manner and terms of sale or disposition of the Collateral authorized by this subsection are commercially reasonable;

(vi) Proceed by an action or actions at law or in equity to recover the indebtedness secured hereunder or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction;

(vii) Retain and manage the Collateral to preserve the Collateral or its value, or apply income therefrom to pay the indebtedness secured hereunder until all such indebtedness is paid to Secured Party; or

(viii) Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy it may have.

Section 7. Authority of Secured Party. Secured Party shall have and be entitled to exercise all powers hereunder which are specifically delegated to Secured Party by the terms hereof, together with such powers as are reasonably incident thereto. In addition, Secured Party shall be entitled to transfer into the name of a nominee or nominees any certificates or instruments representing or evidencing the Collateral and to have any such certificates or instruments exchanged for ones of smaller or larger denominations. Secured Party may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be liable to Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall Secured Party be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Secured Party and they shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

Section 8. Limitation on Remedies.

Secured Party’s remedies under this Security Agreement are limited to the Collateral. Grantors have no individual liability to Secured Party apart from as provided herein.

Section 9. Miscellaneous Provisions.

(a) Notices. Notices, requests and other communications hereunder shall be in writing and may be delivered personally or sent by recognized overnight courier or first-class mail to the parties addressed as follows:

To Grantor:	c/o Pat Shudack
Managing Member
Solar Hub Utilities, LLC
2937 Kalakaua Ave., #23
Honolulu, HI 96815

To Secured Party:	Solar Power, Inc.
2240 Douglas Blvd., Suite 200
Roseville, CA 95661
Attention: Stephen Kircher

Notice or demand, if required to be given hereunder, shall be given by hand delivery or by recognized overnight delivery service, or by deposit in the United States mail, registered or certified, postage prepaid, addressed to Grantor or Secured Party, as the case may be, at the address stated above, with return receipt requested and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next business day, if delivered by express overnight delivery service, (iii) the third business day following the day of deposit of such notice with the United States mail or (iv) transmittal, if sent on a business day by facsimile and, if on a day other than a business day, on the first business day following transmittal.

(b) Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.

(c) Choice of Law. This Security Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein or in the Note, terms used in Article 9 of the UCC are used herein as therein defined. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(d) Amendments. This Security Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.

(e) No Waiver. No delay in enforcing or failure to enforce any right under this Security Agreement by Secured Party shall constitute a waiver by Secured Party of such right. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

(f) Time Is of the Essence. Time is of the essence of each provision of this Security Agreement of which time is an element.

(g) Binding Agreement. All rights of Secured Party hereunder shall inure to the benefit of its affiliates, successors and assigns. Grantor shall not assign its interest under this Security Agreement without the prior written consent of Secured Party. Any purported assignment inconsistent with this provision shall, at the option of Secured Party, be null and void. This Security Agreement shall bind all persons who become bound as a debtor to this Security Agreement.

(h) Definitions. All capitalized terms not defined herein shall have the meanings set forth in the Note.

(i) Severability. If any provision of this Security Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.

(j) Survival of Provisions. All representations, warranties and covenants of Grantor contained herein shall survive the execution and delivery of this Security Agreement and shall terminate only upon the full payment and performance by Seller of the Obligations secured hereby.

(k) Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement. This Security Agreement may be executed as facsimile originals and each copy of this Security Agreement bearing the facsimile transmitted signature of any party’s authorized representative shall be deemed to be an original. Notwithstanding the validity of the facsimile originals, it is intended that four copies of this Security Agreement be manually executed and then be delivered to Secured Party. The Secured Party will then have the appropriate signature manually affixed to the Security Agreement and return a fully executed copy to the appropriate parties.

(l) Duty of Care. Secured Party shall have no duty or obligation to care for the Collateral hereunder or to take any actions to protect the value of the Collateral or any rights or privileges Grantor might have with respect thereto, except that Secured Party shall exercise reasonable caution in the physical care of the Collateral in Secured Party’s possession.

(m) Termination of Pledge. This Security Agreement and the security interest and pledge hereunder shall not terminate until the full and final payment and performance of the Loan. At such time, Secured Party shall reassign and redeliver to Grantor all of the Collateral delivered by Grantor which has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party and shall be at the expense of Grantor. Without limiting the generality of the foregoing, the security interest and pledge hereunder shall not be terminated by the transfer of any of the Collateral hereunder from Secured Party to Grantor or any person designated by Grantor for the purpose of ultimate sale, exchange, presentation, collection, renewal or registration of transfer or for any other purpose, except upon full and final payment of the Loan.

Section 10. Power of Attorney. Grantor hereby appoints and constitutes Secured Party as its attorney in fact for purposes of (a) collecting any Collateral upon the occurrence of an Event of Default, (b) conveying any item of Collateral to any purchaser thereof upon the occurrence of an Event of Default and (c) making any payments or taking any acts under Sections 6(b) and 7 hereof. Secured Party’s authority hereunder shall include, without limitation, the authority to endorse and negotiate, for Secured Party’s own account, any checks or instruments in the name of Grantor, to execute or receipt for any document, to transfer title to any item of Collateral and to take any other actions necessary or incident to the powers granted to Secured Party in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by Grantor.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed the day and year first above written.

GRANTOR:

JP ENERGY PARTNERS, LP, an Arizona limited partnership

By:	JPS Management Services, LLC, a Arizona limited liability company
Its:	General Partner

	By:	/s/ Patrick Shudak
Patrick Shudak, Manager

/s/ Estelle Green
ESTELLE GREEN

/s/ Richard Kalau Jones
RICHARD KALAU JONES

/s/ Jeremy Staat
JEREMY STAAT

/s/ Luke Estes
LUKE ESTES

AGREED AND ACKNOWLEDGED:

MANAGER:

/s/ Patrick Shudack
PATRICK SHUDACK